UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

OVID THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway, Suite 15044 New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-661-7661

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2021, Timothy Daly, Executive Vice President, Finance, Corporate Controller and Treasurer of Ovid Therapeutics Inc. (the “Company”), notified the Company of his resignation from such positions with the Company effective June 22, 2021. Mr. Daly did not resign as a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial-related matters.

On June 2, 2021, the Board of Directors of the Company (the “Board”) appointed Jeffrey Rona, the Company’s then-current Chief Business Officer, to serve as the Company’s Chief Business and Financial Officer, effective as of June 2, 2021. The Board also appointed Mr. Rona to serve as the Company’s Principal Financial Officer and Principal Accounting Officer, and accordingly removed Mr. Daly from such roles, effective as of June 2, 2021. Mr. Rona’s biography and business experience is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2021, and such information is incorporated herein by reference.

In connection with his appointment as Chief Business and Financial Officer, Mr. Rona and the Company amended and restated his Executive Employment Agreement, dated September 30, 2020 (the “Amended Employment Agreement”). Under the Amended Employment Agreement, Mr. Rona is entitled to receive an annual base salary of $455,000, which may be adjusted by the Board from time to time. The remaining material terms of the Amended Employment Agreement are identical to those set forth in the original Executive Employment Agreement, which terms are included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2021, and are incorporated herein by reference.

Additionally, in connection with Mr. Rona’s appointment as Chief Business and Financial Officer, the Board approved and granted Mr. Rona an option to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s 2017 Equity Incentive Plan. This stock option has (i) a vesting commencement date of June 2, 2021, (ii) an exercise price of $4.42 per share, the closing price of the Company’s common stock on June 2, 2021, and (iii) a term of 10 years from the grant date. Twenty-five percent of the shares subject to the option will vest on the one-year anniversary of the vesting commencement date, and the remainder will vest in 36 equal monthly installments thereafter, subject to Mr. Rona’s continued service with the Company.

There are no family relationships between Mr. Rona and any of our other officers and directors. There are also no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

The foregoing summary of the Amended Employment Agreement is qualified in its entirety by reference to the full text of the Amended Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.

By:	/s/ Thomas M. Perone
Thomas M. Perone
General Counsel & Corporate Secretary

Dated: June 4, 2021